Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Apellis Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Fees to Be Paid	Equity	Preferred Stock	457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Fees to Be Paid	Debt	Debt Securities	457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Fees to Be Paid	Equity	Warrants	457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Fees to Be Paid	Equity	Units (3)	457(r)	(1)	(1)	(1)	(2)	(2)	—	—	—	—

Fees Previously Paid	—	—	—		—	—		—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	—	—	—		—	—		—	—	—	—	—

	Total Offering Amounts					$		$ —

	Total Fees Previously Paid							$ —

	Total Fee Offsets							$27,810 (4)

	Net Fee Due							$ —

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Apellis Therapeutics, Inc.	S-3	333-235830	January 7, 2020		$27,810	Unallocated (Universal) Shelf	(4)	(4)	$300,000,000	—

Fee Offset Sources	Apellis Therapeutics, Inc.	S-3	333-235830	—	January 7, 2020	—	—	—	—	—	$(2)

(1)

Pursuant to Instruction 2.A(iii)(c) of Item 16(b) of Form S-3, this information is not required to be included. An indeterminate amount of the securities of each identified class is being registered as may from time to time be offered under this registration statement at indeterminate prices, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered or sold under this registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or pursuant to anti-dilution provisions of any of the securities. Separate consideration may or may not be received for securities that are issuable upon conversion, exercise or exchange of other securities.

(2)

In accordance with Rule 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all registration fees other than the registration fee due in connection with the shares of common stock that may be issued and sold from time to time under the sale agreement prospectus included in this registration statement. Any subsequent registration fees will be paid on a pay-as-you-go basis.

(3)

Units may be issued under a unit agreement and will represent an interest in one or more securities registered under this registration statement including shares of common stock or preferred stock, debt securities or warrants, in any combination, which may or may not be separable from one another.

(4)

On January 7, 2020, the registrant filed a registration statement on Form S-3 (File No. 333-235830), or the Prior Registration Statement, registering an indeterminate amount of securities. As of the date of this registration statement, the registrant registered an aggregate of $1,527,225,010 of securities, representing $154,901.91 in registration fees, and sold $1,227,225,010 of such securities, representing $127,091.91 in registration fees under the Prior Registration Statement, leaving the balance of $300,000,000 of unsold securities, representing $27,810 in registration fees, of such unsold securities under the Prior Registration Statement. All offerings under the Prior Registration Statement have been terminated or completed. Pursuant to Rule 457(p) under the Securities Act, the unused fees of $27,810 that have already been paid and remains unused with respect to securities that were previously registered pursuant to the Prior Registration Statement and were not sold thereunder will be applied to the fees payable pursuant to this registration statement under the applicable prospectus supplement.